Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS SECOND QUARTER 2013 RESULTS
Company increases revenue outlook for 2013

Seattle, WA - July 31, 2013 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the second quarter ended June 30, 2013. Revenue for the quarter was $84.5 million compared to $84.2 million in the prior year period. Cray reported a net loss for the quarter of $0.2 million or $0.00 per share compared to net income of $147.4 million or $3.91 diluted income per share in the second quarter of 2012. Net loss results for the second quarter of 2013 were positively impacted by a $9.3 million tax benefit which resulted from the partial release of the valuation allowance held against Cray's deferred tax assets. The second quarter of 2012 operating results included a $139.1 million pre-tax gain, which resulted from the sale of the Company's interconnect hardware development program to Intel Corporation.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP measures to non-GAAP measures is included with the financial tables of this press release. Non-GAAP net loss, which adjusts for selected unusual and non-cash items, was $7.0 million or $0.19 per share for the second quarter of 2013, compared to non-GAAP net income of $12.8 million or $0.34 per share for the second quarter of 2012.

Revenue for the six-month period ended June 30, 2013 was $164.0 million compared with $196.5 million in the prior year period. Non-GAAP net loss for the first six months of 2013 was $15.4 million, compared to non-GAAP net income of $21.8 million for the prior year period.

Total gross profit margin for the second quarter of 2013 was 32% compared to 41% for the second quarter of 2012. Non-GAAP total gross profit margin for the second quarter of 2013 was 33% compared to 41% for the second quarter of 2012. For the second quarter of 2013, product margin was 24% and service margin was 54%. Product margin for the second quarter of 2013 was negatively impacted in part by higher than anticipated costs on a single, large installation. Without the additional costs associated with this installation, product margin for the quarter would have been 8 percentage points higher, at 32%, and total gross profit margin would have been 6 percentage points higher, at 38%.

Operating expenses for the second quarter of 2013 were $36.6 million, compared to $22.1 million in the prior year period. Second quarter of 2012 operating expenses benefited from $15 million in R&D co-funding credits related to the Company's DARPA contract, which was completed in 2012. Non-GAAP operating expenses for the second quarter of 2013 were $35.0 million compared to $20.9 million in the prior year period.

The second quarter of 2013 operating results included $3.5 million for depreciation. Non-cash, pre-tax items excluded for non-GAAP purposes for the second quarter of 2013 were $0.6 million for amortization of acquired and other intangibles, $0.1 million for purchase accounting adjustments, and $1.6 million for stock compensation expense.

As of June 30, 2013, cash and investments totaled $253 million compared to $251 million as of March 31, 2013. Working capital increased during the second quarter to $285 million compared to $283 million at the end of the first quarter.

“We had a good second quarter, with continued progress across each of our different product offerings, and we ended the first half of the year ahead of our revenue track,” said Peter Ungaro, president and CEO of Cray. “Our supercomputing business continues to be strong, highlighted by several exciting new wins around the world in the last few months, including flagship wins at both the European Centre for Medium-Range Weather Forecasts and the ARCHER project for the UK national supercomputing facility. In big data, we recently launched our Cray Cluster Connect offering, a complete, end-to-end high performance storage solution for any x86 Linux cluster. On the analytics front, we had a number of exciting wins in our YarcData group, signing up new customers across several of our key market segments for our Urika real-time data discovery platform. We're in a strong competitive position right now and I'm really excited about the momentum we've built throughout our business. With an increase to our outlook today, we're anticipating strong revenue growth of more than 20% for the year and solid profitability.”

2013 Outlook
While a wide range of results remains possible for 2013, we expect revenue to be approximately $520 million for the year. Revenue in the third quarter is expected to be about $90 million. For 2013, total gross profit margin is anticipated to be in the mid-30% range. Total operating expenses for 2013 are expected to be in the range of $160 million. Non-GAAP adjustments to pre-tax earnings are anticipated to be over $10 million in 2013, driven by stock-based compensation and acquisition related expenses. Based on this outlook, we expect to be profitable on a GAAP and non-GAAP basis for 2013.

Following a partial release of Cray's deferred tax asset valuation allowance in the second quarter of 2013, the Company expects to record an income tax benefit for the year. Based on this outlook, due to Cray's substantial net operating loss carryforwards, the annual income tax provision is expected to be largely non-cash and the effective non-GAAP tax rate is expected to be 7-10%.

Actual results for any future period are subject to large fluctuations given the nature of Cray's business.

Recent Highlights

•
In July, Cray won a new $30 million contract to deliver a Cray XC30 supercomputer and a Cray Sonexion storage system for the UK national supercomputing facility at the University of Edinburgh in Scotland, as part of the ARCHER project.

•
In June, Cray was awarded a contract valued at more than $65 million by the European Centre for Medium-Range Weather Forecasts (ECMWF), one of the world's premier numerical weather prediction and research centers, to deliver a Cray XC30 supercomputer and Cray Sonexion storage for their next operational facility.

•
In June, the Company launched Cray Cluster Connect, a complete Lustre storage solution for x86 clusters across the HPC and big data computing markets. Cray Cluster Connect provides customers with an end-to-end Lustre solution consisting of hardware, networking, software, architecture and support.

•
In May, Cray introduced the Cray XC30-AC supercomputer, the Company's new addition to its series of Cray XC30 systems. The system features all of the advanced high performance technologies offered in the XC30 system with prices starting at $500,000.

•
In the second quarter, Cray announced that the Cray CS300 cluster supercomputers are available with Intel Xeon Phi coprocessors which are optimized to deliver the highest levels of parallel performance to power breakthrough innovations across an array of scientific fields. Also in the second quarter, Cray launched a new turnkey Hadoop offering built on an optimized configuration of the Cray CS300 system.

•	In the second quarter, Cray's YarcData division was awarded multiple new contracts for its Urika system, a big data appliance for real-time data discovery.

•
In the second quarter, Cray's YarcData division was named a 2013 Gartner Cool Vendor in Content and Social Analytics. The Gartner report found that gaining insights across multi-structured data is one of the biggest opportunities to derive value from analytics.

Conference Call Information
Cray will host a conference call today, Wednesday, July 31, 2013 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its second quarter 2013 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205 and enter the access code 24952249. International callers should dial (832) 900-4685. To listen to the audio webcast, go to the Investors section of the Cray website at http://investors.cray.com.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the access code 24952249. The conference call replay will be available for 48 hours, beginning at 4:30 p.m. PDT on Wednesday, July 31, 2013.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating Cray's financial and operational performance in the same way that the management evaluates Cray's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray's business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors.
Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures, required by generally accepted accounting principles, or GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray's SEC filings.

About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging 40 years of experience in developing and servicing the world's most advanced supercomputers, Cray offers a comprehensive portfolio of high performance computing (HPC) systems, storage, and Big Data solutions delivering unrivaled performance, efficiency and scalability. Cray's Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to surpass today's limitations and meeting the market's continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray's financial guidance and expected future operating results and its product sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that Cray is not able to realize the expected benefits of the acquisition of Appro and Cray's new Cluster Solutions business, the risk that Cray's Big Data growth initiatives, including storage, are not successful, the risk that Cray will not be able to secure orders for Cray systems to be delivered and accepted in 2013 when or at the levels expected, the risk that the systems ordered by customers are not delivered when expected or do not perform as expected once delivered, the risk that customer acceptances are not received when expected or at all, the risk that Cray is not able to achieve anticipated gross margin or expense levels, and such other risks as identified in Cray's quarterly report on Form 10-Q for the period ended June 30, 2013, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray's expectations.

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Cray is a registered trademark of Cray Inc. in the United States and other countries and Sonexion, YarcData and Urika are trademarks of Cray Inc. Other product and service names mentioned herein are the trademarks of their respective owners.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Product	$62,353	$68,516	$122,221	$164,493
Service	22,114	15,667	41,793	31,997
Total revenue	84,467	84,183	164,014	196,490
Cost of revenue:
Cost of product revenue	47,477	39,521	93,047	97,071
Cost of service revenue	10,189	10,167	20,017	19,768
Total cost of revenue	57,666	49,688	113,064	116,839
Gross profit	26,801	34,495	50,950	79,651
Operating expenses:
Research and development, net	19,968	6,893	40,194	30,643
Sales and marketing	11,550	10,233	22,693	18,106
General and administrative	5,085	4,971	10,570	10,101
Total operating expenses	36,603	22,097	73,457	58,850
Net gain on sale of interconnect hardware development program	—	139,068	—	139,068
Income (loss) from operations	(9,802)	151,466	(22,507)	159,869
Other income (expense), net	145	245	(190)	465
Interest income, net	204	37	580	36
Income (loss) before income taxes	(9,453)	151,748	(22,117)	160,370
Income tax (expense) benefit	9,303	(4,326)	14,357	(7,984)
Net income (loss)	$(150)	$147,422	$(7,760)	$152,386

Basic net income (loss) per common share	$—	$4.05	$(0.21)	$4.24
Diluted net income (loss) per common share	$—	$3.91	$(0.21)	$4.12

Basic weighted average shares outstanding	37,658	36,367	37,497	35,947
Diluted weighted average shares outstanding	37,658	37,682	37,497	36,956

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$149,146	$253,065
Short-term investments	91,804	52,563
Accounts and other receivables, net	25,137	13,440
Inventory	126,199	89,796
Prepaid expenses and other current assets	17,634	11,823
Total current assets	409,920	420,687
Long-term investments	12,242	17,577
Property and equipment, net	26,990	25,543
Service inventory, net	1,524	1,490
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	6,829	7,981
Deferred tax assets	19,664	10,041
Other non-current assets	11,418	12,813
TOTAL ASSETS	$502,769	$510,314

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,297	$34,732
Accrued payroll and related expenses	9,162	25,927
Other accrued liabilities	4,662	8,616
Deferred revenue	48,563	68,060
Total current liabilities	124,684	137,335
Long-term deferred revenue	37,042	29,254
Other non-current liabilities	2,759	3,179
TOTAL LIABILITIES	164,485	169,768
Shareholders’ equity:
Common stock and additional paid-in capital	582,093	577,938
Accumulated other comprehensive income	6,820	5,181
Accumulated deficit	(250,629)	(242,573)
TOTAL SHAREHOLDERS’ EQUITY	338,284	340,546
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$502,769	$510,314

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
GAAP to non-GAAP Net Income
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended June 30,		Six Months Ended June 30,
		2013	2012	2013	2012
GAAP Net Income (Loss)		$(0.2)	$147.4	$(7.8)	$152.4

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.1	0.1	0.2	0.2
Purchase accounting adjustments	(2)	0.1	—	1.1	—
Amortization of acquired and other intangibles	(2)	0.5	—	1.0	—
Total adjustments impacting gross profit		0.7	0.1	2.3	0.2

Non-GAAP gross margin percentage		33%	41%	32%	41%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	1.5	1.2	3.1	2.3
Amortization of acquired intangibles	(2)	0.1	—	0.2	—
Total adjustments impacting operating expenses		1.6	1.2	3.3	2.3

Gain on sale to Intel	(3)	—	(139.1)	—	(139.1)

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(4)	0.2	4.7	0.5	4.6
Other items impacting tax provision	(5)	(9.3)	(1.5)	(13.7)	1.4
Total adjustments impacting tax provision		(9.1)	3.2	(13.2)	6.0

Non-GAAP Net Income (Loss)		$(7.0)	$12.8	$(15.4)	$21.8

Non-GAAP Net Income (Loss) per common share		$(0.19)	$0.34	$(0.41)	$0.59

Diluted weighted average shares		37.7	37.7	37.5	37.0

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Adjustment to exclude gain on divestiture of interconnect hardware development program in Q2 2012
(4) Tax impact associated with reconciling items at non-GAAP tax rate
(5) Adjustments to reflect cash tax impact considering benefits principally related to Cray's net operating loss carryforwards and changes in Cray's valuation allowance held against deferred tax assets

CRAY INC.
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS and percentages)

		Three months ended June 30, 2013
		Net Loss	Operating Loss	Diluted EPS	Gross Profit	Gross Margin	Operating Expenses
GAAP		$(0.2)	$(9.8)	$—	$26.8	32%	$36.6

Share-based compensation	(1)	1.6	1.6	0.04	0.1		1.5
Purchase accounting adjustments	(2)	0.1	0.1	—	0.1
Amortization of acquired intangibles	(2)	0.6	0.6	0.02	0.5		0.1
Income tax on reconciling items	(3)	0.2		0.01
Other items impacting tax provision	(4)	(9.3)		(0.26)
Total reconciling items		$(6.8)	$2.3	$(0.19)	$0.7	1%	$1.6

Non-GAAP		$(7.0)	$(7.5)	$(0.19)	$27.5	33%	$35.0

		Three months ended June 30, 2012
		Net Income	Operating Income	Diluted EPS	Gross Profit	Gross Margin	Operating Expenses
GAAP		$147.4	$151.5	$3.91	$34.5	41%	$22.1

Share-based compensation	(1)	1.3	1.3	0.03	0.1		1.2
Gain on Intel sale	(5)	(139.1)	(139.1)	(3.69)
Income tax on reconciling items	(3)	4.7		0.12
Other items impacting tax provision	(4)	(1.5)		(0.03)
Total reconciling items		$(134.6)	$(137.8)	$(3.57)	$0.1	—%	$1.2

Non-GAAP		$12.8	$13.7	$0.34	$34.6	41%	$20.9

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges related to the acquisition of Appro International, Inc.
(3) Tax impact associated with reconciling items at non-GAAP tax rate
(4) Adjustments to reflect cash tax impact considering benefits principally related to Cray's net operating loss carryforwards and changes in Cray's valuation allowance held against deferred tax assets

(5) Adjustment to exclude gain on divestiture of interconnect hardware development program in Q2 2012